EXHIBIT 5.1

     SHEPPARD SHALINSKY BROWN
     Barristers & Solicitors
     Practicing in Association                        THOMAS M. SHEPPARD
                                                      488 Huron Street
                                                      Toronto, Ontario
                                                      Canada, M5R 2R3
                                                      Telephone (416) 966-6885
                                                      Facsimile   (416) 966-6837
                                                      tsheppard@ssbrlaw.com

     October 30, 2007

     Oxford Investments Holdings Inc.
     1315 Lawrence Avenue East
     Suite 520
     Toronto, Ontario M3A 3R3

     Dear Sirs:

     Re:
          Registration Statement on Form F-3 of Oxford Investments Holdings Inc. (the "Company")

     We have acted as special Canadian counsel to the Company and have been asked to provide certain opinions in respect of the following issuances of securities:

(i) the issue by the Company of 200,000 common shares to an employee of the Company (the "Employee Shares") on September 13,2007 as compensation for services;

(ii) the issue by the Company of 995,000 common shares to service providers of the Company (the "Service Provider Shares") on September 13,2007 as compensation for services;

(iii) the issue by the Company of 1,700,000 common shares to a company (the "Joint Venture Shares") on July 9, 2007 as consideration for the joint venture with Serenity Investments Holdings Corp.;

(vi) the issue by the Company of 1,500,000 common shares to the chief executive officer of the Company (the "CEO Shares") on September 13, 2007 as compensation for services. The Employee Shares, the Service Provider Shares, the Joint Venture Shares and CEO Shares are referred to herein as the "Shares". In connection with rendering this opinion,

a. we have reviewed copies of the following documents: (i) treasury directions (the "Treasury Directions") dated September 10, 2007 and July 5, 2007 with




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     respect to  certificates  representing  the  Shares,  (ii) the forms of the certificates representing the Shares, and (iii) resolutions of the board of directors of the Company with respect to the transactions referred to above;

b. we have examined originals, photocopies, certified copies of facsimiles of such public records and certificates have considered such questions of law as we have deemed relevant and necessary in order to render the opinion hereinafter expressed;

c. we have assumed without verification that the documents referred to in paragraph (a) have been duly executed and delivered by all parties thereto and the genuineness of all signatures and the authenticity of all documents submitted to us as photo static, certified or facsimile copies and the authenticity of the originals of all photo static or facsimile copies; d. we have assumed without verification that original copies of the documents referred to above in paragraph (a) are in the form provided to us by the Company, and the accuracy of the representation and warranties and compliance with the covenants of the parties thereto;

e. we have assumed without verification (and are not opining) that the issuance of all securities referred to above complied in all respect with all requirements of applicable securities legislation;

f. for the purposes of our opinion in paragraph 1, we have relied exclusively a certificate of status issued under the Business Corporations Act (Ontario) dated October 30, 2007;

g. we have assumed without verification that the certificates representing the Shares have been issued in accordance with the terms of the Treasury Directions and have been duly executed and countersigned by the Company's transfer agent;

h. we have assumed without verification that no person acted as a "market intermediary" (as such term is defined under the regulations made pursuant to the Securities Act (Ontario) or was otherwise compensated for services rendered in respect of the sales of any of the issuances of securities referred to herein, unless such person was registered as a dealer under applicable securities laws;

i. as to certain matters of fact, we have relied solely on a certificate from the Chief Executive Officer and the Chief Executive officer of the Company dated October 30, 2007.

     Our opinions are limited to the laws and of the Province of Ontario and the federal laws of Canada applicable therein. Based on relying upon and subject to the foregoing and to the qualifications herein expressed, we are of the opinion that:

1. The Company is a corporation incorporated under the laws of Ontario, Canada and has not been dissolved.



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2.   The Shares have been validly issued as fully paid and non-assessable shares in the capital of the Company.

     We hereby consent to the use of this opinion as an Exhibit to the Registration Statement of the Company on Form F-3 to be filed under the United States Securities Act of 1933, as amended relating to the registration of the securities referred to therein. In giving this opinion, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission.

     Yours very truly,

     "SHEPPARD SHALINSKY BROWN"